Exhibit 8.2

Borden Ladner Gervais LLP
Lawyers • Patent & Trade-mark Agents
Scotia Plaza, 40 King Street West
Toronto, Ontario, Canada M5H 3Y4
tel.: (416) 367-6000 fax: (416) 367-6749
www.blgcanada.com

Stephen J. Fyfe
direct tel.: (416) 367-6650
direct fax: (416) 361-7386
e-mail: sfyfe@blgcanada.com
March 13, 2009
Oppenheimer Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Ave W
Toronto, ON
M4R 1K8
Ladies and Gentlemen:

Re:	Registration Statement of Oppenheimer Holdings Inc.
We have acted as Canadian tax counsel for Oppenheimer Holdings Inc., a corporation organized under the federal laws of Canada (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-4 (as such may be further amended or supplemented, the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the change of the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “Domestication”).
You have requested our opinion regarding the summary of Canadian federal income tax matters addressed in the discussion entitled “United States and Canadian Income Tax Considerations - Canadian Tax Considerations” in the Registration Statement. Based on our review of the Registration Statement and subject to the assumptions, exceptions, limitations and qualifications set forth therein, the discussion entitled “United States and Canadian Income Tax Considerations-Canadian Tax Considerations” in the Registration Statement to the extent it states matters of law or legal conclusions, represents our opinion with respect to the material Canadian federal income tax consequences of the Domestication. No opinion is expressed as to any matter not addressed herein.
This opinion represents and is based upon our best judgment as of the date hereof regarding the application of the Income Tax Act (Canada), the present income tax convention between Canada and the United States of America, existing reported decisions of Canadian courts, and published administrative policies or rulings of the Canada Revenue Agency (“CRA”). Our opinion is not binding upon the CRA or the courts, and there is no assurance that the CRA will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely
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affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws of Canada occurring after the date hereof.
This opinion specifically addresses only Canadian federal income tax laws and does not address any Canadian provincial tax considerations. It does not address the tax considerations applicable to Canadian shareholders of Oppenheimer who, either on their own or in combination with related parties, own ten percent or more of the voting power or value of Oppenheimer.
No opinion is expressed as to any transaction other than the Domestication (whether or not undertaken in connection with the Domestication) or as to any transaction whatsoever, including the Domestication, if all the transactions described in the Registration Statement are not consummated in accordance with such terms and without waiver or breach of any material provisions thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might he adversely affected and may not be relied upon.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference of our firm in the Registration Statement under the caption Legal Matters. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.
Yours very truly,
/s/  Borden Ladner Gervais LLP
BORDEN LADNER GERVAIS LLP

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